UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 29, 2016

INTEGRATED FREIGHT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida	000-14273	84–0868815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Lake Avenue Extension – 208 Danbury, Connecticut	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 628-7142

____________None______________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On August 29, 2016, the Securities and Exchange Commission (“SEC) issued a letter addressing the reporting requirements of the Integrated Freight Corporation (the “Company”) pointing out the delinquent filing status of the Company, and establishing a timeline for the Company to come into compliance.

The Company and its counsel have responded to the SEC’s concerns over our previously filed 14-C which could permit deregistration of the Company, as well as their concern over the delinquency of our reporting.

We have formally requested additional time to complete the reviews and audits necessary to bring into full compliance, as well as addressed their concern regarding delisting due to an insufficient shareholder base after completion of the reverse stock split.

We are currently awaiting their response, but choose to make public the private communications between the SEC and the Company so that shareholders are fully aware of our current intentions.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
EX-99.1	SEC Letter of August 29, 2016
EX-99.2	Company response to SEC September 23, 2016
EX-99.3	Attorney response to SEC October 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Freight Corporation

/s/ David N. Fuselier

David N. Fuselier

Chairman, President and Chief Executive Officer

Date: October 26, 2016